Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 14, 2021, with respect to the consolidated financial statements of Fusion Fuel Green plc, incorporated by reference herein.

/s/ KPMG

Dublin, Ireland

August 4, 2021